STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of June 30, 2014 by and among Adaptive Medias, Inc., a Nevada corporation (“Pubco”), OneScreen, Inc., a Delaware corporation (“OneScreen”), and Media Graph, Inc., a Nevada corporation (the “Company”), and the shareholders of the Company as set forth on Exhibit A attached hereto (collectively, the “Selling Shareholders”).

BACKGROUND

A.           The Board of Directors of Pubco has determined that an acquisition of the Company’s outstanding shares by Pubco through a stock purchase from the Selling Shareholders (the “Purchase”), upon the terms and subject to the conditions set forth in this Agreement, would be in the best interests of its stockholders, and such Board of Directors, along with the Selling Shareholders, have approved such Purchase, pursuant to which all of the shares of common stock of the Company (the “Shares”) held by the Selling Shareholders representing all of the issued and outstanding shares of capital stock of the Company immediately prior to the Effective Time (as defined in Section 1.03) will be purchased by Pubco in consideration for the Selling Shareholders’ right to receive a pro rata portion of 5,000,000 shares of common stock of Pubco (the “Consideration Stock”), as adjusted to compensate for the Reverse Stock Split (as defined below) which shall not affect the Consideration Stock.

B.           The Board of Directors of the Company and the Selling Shareholders have determined that the Purchase, upon the terms and subject to the conditions set forth in this Agreement, would be in the best interest of the Company and the Selling Shareholders.

C.           At the Closing, the Selling Shareholders’ ownership interest in Pubco shall represent approximately one-half of the issued and outstanding shares of common stock of Pubco.

D.           Pubco, OneScreen, the Company, and the Selling Shareholders desire to make certain representations, warranties, covenants, and agreements in connection with the Purchase and also to prescribe various conditions to the Purchase.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained in this Agreement, the parties agree as follows:

Article I

THE PURCHASE

1.01        The Purchase.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (“NRS”), at the Closing (as hereinafter defined), the parties shall do the following:

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(a)          Each of the Selling Shareholders will sell, convey, assign, and transfer their respective Shares to Pubco by delivering to Pubco stock certificates issued in the name of Pubco evidencing the Shares (collectively, the “Pubco Share Certificates”). The Shares transferred to Pubco at the Closing shall constitute 100% of the fully issued and outstanding equity interests of the Company.

(b)          As consideration for its acquisition of the Shares, Pubco shall issue the Consideration Stock to the Selling Shareholders by delivering stock certificates to the Selling Shareholders registered in the name of the Selling Shareholders, evidencing the Consideration Stock (the “Consideration Stock Certificates”) in such amounts attributable to the Selling Shareholders as set forth on Exhibit A hereto.

1.02        Closing.

Immediately following the execution of this Agreement, Pubco shall effect a 30 for 1 reverse stock split (“Reverse Stock Split”). The closing of the Purchase (the “Closing”) shall take place concurrently with or no more than one week after the Reverse Stock Split (the “Closing Date”), by electronic communication at such time and place as the parties mutually agree.

1.03         Effective Time of Purchase.

As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the parties shall make all filings or recordings required under the NRS and the California Corporations Code. The Purchase shall become effective at such time as is permissible in accordance with the NRS (the time the Purchase becomes effective being the “Effective Time”). Pubco and the Company shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

Article II

REPRESENTATIONS AND WARRANTIES

2.01        Representations and Warranties of OneScreen.

OneScreen represents and warrants as follows:

(a)          Organization, Standing and Power. OneScreen is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease, and operate its properties and carry on its business as now being conducted. OneScreen is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not change or effect either individually or in the aggregate with all other such changes or effects in a manner that is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations taken as a whole (“Material Adverse Effect” or “Material Adverse Change”).

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(b)          Transfer of Assets. As of the date of this Agreement, OneScreen has transferred the assets set forth in Schedule 2.01 attached hereto to the Company.

2.02        Representations and Warranties of the Company.

Except as set forth in the disclosure schedule attached hereto as Schedule 2.02 (the “Company Disclosure Schedule”), each of the Company and Selling Shareholders jointly and severally represents and warrants to Pubco as follows:

(a)          Organization, Standing and Power. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the requisite power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease, and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

(b)          Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture, or otherwise.

(c)          Capital Structure. The number of shares and type of all authorized, issued, and outstanding capital stock of the Company is specified in Section 2.02(c) of the Company Disclosure Schedule. Except as set forth in Section 2.02(c) of the Company Disclosure Schedule, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights. There are no outstanding bonds, debentures, notes, or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Section 2.02(c) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which the Company is a party or by which they are bound obligating the Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend, or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking. There are no outstanding contractual obligations, commitments, understandings, or arrangements of the Company to repurchase, redeem, or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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(d)          Corporate Authority; Noncontravention. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company and the Selling Shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Company’s certificate or articles of incorporation, bylaws, or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder, or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

(e)          Governmental Authorization. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state, or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)           Financial Status of the Company. As a newly formed entity, the Company does not have any audited balance sheets as of December 31, 2012 and December 31, 2013, and the related statements of income, changes in stockholders’ equity, and cash flows of the Company for the years then ended (“Financial Statements”). However, Pubco has had an opportunity to discuss the Company’s business, management, and financial affairs with Company management and to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the business of the Company. Pubco acknowledges that all such questions, if any, have been answered to Pubco’s satisfaction. Pubco has consulted such legal, tax and investment advisors, as it, in its Board of Directors’ sole discretion, has deemed necessary or appropriate in connection with its receipt of the Shares (collectively, the “Inquiry”).

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(i)          Since the date of completion of Pubco’s Inquiry (the “Inquiry Date”), there has been no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force, or otherwise and no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency (the “Ordinary Course of Business”).

(ii)         Since the Inquiry Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company, except as disclosed in Section 2.02(f)(ii) of the Company Disclosure Schedule, issued, sold, or otherwise disposed of, or agreed to issue, sell, or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock of any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

(g)          Absence of Certain Changes or Events. Except as set forth in Section 2.02(g) of the Company Disclosure Schedule, since the Inquiry Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(i)          Material Adverse Change with respect to the Company;

(ii)         event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of Pubco;

(iii)        condition, event or occurrence which could reasonably be expected to prevent, hinder, or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

(iv)        incurrence, assumption, or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed in Section 2.02(g) of the Company Disclosure Schedule;

(v)         creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)        transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

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(vii)       labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages, or threats by or with respect to such employees;

(viii)      payment, prepayment, or discharge of liability other than in the Ordinary Course of Business or any failure to pay any liability when due;

(ix)        write-offs or write-downs of any assets of the Company;

(x)         creation, termination or amendment of, or waiver of any right under, any material contract of the Company;

(xi)        damage, destruction, or loss having, or reasonably expected to have, a Material Adverse Effect on the Company;

(xii)       other condition, event, or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; or

(xiii)      agreement or commitment to do any of the foregoing.

(h)          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement. As used herein, “Person” includes any individual, corporation, joint venture, association, trust, unincorporated organization, or other entity.

(i)           Litigation; Labor Matters; Compliance with Laws.

(i)          There is no suit, action, or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(ii)         The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a Material Adverse Effect with respect to Company.

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(iii)        The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, or arbitration awards applicable thereto.

(j)           Benefit Plans. Except as set forth in Section 2.02(j) of the Company Disclosure Schedule, the Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer, or director of the Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(k)          Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former, or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l)           Properties & Tangible Assets.

(i)          Section 2.02(l) of the Company Disclosure Schedule contains a complete and correct list, as of the date hereof, that the Company owns in fee or leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a lease agreement. The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options, and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(ii)         The Company has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment, and other material tangible assets which are material to its business. Except as set forth on Schedule 2.01(l), each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. The Company does not have any knowledge of any dispute or claim made by any other Person concerning such right, title, and interest in such tangible assets.

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(m)         Intellectual Property.

(i)          As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos, and corporate names (and any derivations, modifications, or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals, and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals, and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions, and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology.

For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts, and other work product used to design, plan, organize, and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(ii)         Section 2.02(m) of the Company Disclosure Schedule sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company and (c) any Software not exclusively owned by the Company and incorporated, embedded, or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

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(iii)        The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed in Section 2.02(m) of the Company Disclosure Schedule (and any other Intellectual Property required to be listed in Section 2.02(m) of the Company Disclosure Schedule) as the same are used, sold, licensed, and otherwise commercially exploited by the Company, free and clear of all liens, security interests, encumbrances, or any other obligations to others, and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Company and its rights in and to such Intellectual Property is valid and enforceable.

(iv)        The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity, or enforceability of any Intellectual Property owned, used, or held for use by the Company. The Company does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated, or violated) any such Intellectual Property.

(v)         The Company has not infringed, misappropriated, or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation, or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(vi)        The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(vii)       The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used, or held for use by it.

(viii)      All necessary registration, maintenance, renewal, and other relevant filing fees in connection with any of the Intellectual Property owned by the Company and listed (or required to be listed) in Section 2.02(m) of the Company Disclosure Schedule have been timely paid and all necessary registrations, documents, certificates, and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations, and applications therefor. There are no annuities, payments, fees, responses to office actions, or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

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(n)          Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown, and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements incurred in the Ordinary Course of Business or such liabilities or obligations disclosed in Section 2.02(g) of the Company Disclosure Schedule.

(o)          Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Purchase are fair to and in the best interests of the Company and Selling Shareholders.

(p)          Ownership of Stock. The Selling Shareholders own all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

(q)          Material Agreements.

(i)          Section 2.02(q) of the Company Disclosure Schedule lists the following contracts and other agreements (“Material Agreements”) to which either the Company or the Selling Shareholders are a party: (a) any agreement (or group of related agreements) for the lease of real or Personal property, including capital leases, to or from any Person providing for annual lease payments in excess of $10,000 (b) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $10,000, or under which a security interest has been imposed on any of its assets, tangible or intangible; (d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers and managers or any of the Company’s employees; (e) any employment or independent contractor agreement providing annual compensation in excess of $10,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than 30 days’ notice; (f) any agreement with any current or former officer, director, shareholder or another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company (“Affiliate”); (g) any agreements relating to the acquisition (by merger, purchase of stock or assets, or otherwise) by the Company of any operating business or material assets or the capital stock of any other Person; (h) any agreements for the sale of any of the assets of the Company, other than in the Ordinary Course of Business; (i) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (j) any royalty agreements, licenses, or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (k) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company.

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(ii)         The Company has made available to Pubco either an original or a correct and complete copy of each written Material Agreement. Except as set forth in Section 2.02(q) of the Company Disclosure Schedule, with respect to each Material Agreement to which the Company or the Selling Shareholders are a party thereto: (a) the agreement is the legal, valid, binding, enforceable obligation of the Company or any of the Selling Shareholders and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b)(X) neither the Company nor the Selling Shareholders party thereto is in material breach or default thereof, (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; or (Z) the Company has not received any notice or does not have any knowledge that any other party is, in default in any respect under any Material Agreement; and (c) neither the Company nor the Selling Shareholders have repudiated any material provision of the agreement.

(r)          Material Contract Defaults. The Company is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Company Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which the Company or the Selling Shareholders are a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring the Company or the Selling Shareholders to indemnify any Person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company or the Selling Shareholders in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or the Selling Shareholders or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(s)          Tax Returns and Tax Payments.

(i)          The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).

(ii)         No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, and no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect.

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(iii)        As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties, or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report, or statement required to be filed with any governmental authority with respect to Taxes.

(t)           Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a Material Adverse Effect on the Company, and is compliant with all terms, conditions, and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated, or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on the Company. “Environmental Laws” means all applicable foreign, federal, state, and local statutes, rules, regulations, ordinances, orders, decrees, and common law relating in any manner to contamination, pollution, or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive, or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(u)          Accounts Receivable. All of the accounts receivable of the Company that are reflected in the Company’s Financial Statements or the accounting records of the Company as of the Closing Date (collectively, the “Company Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the Ordinary Course of Business and for which adequate reserves have been established. The Company Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

(v)          Full Disclosure. All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct, and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Pubco or its representatives by or on behalf of any of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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2.03       Representations and Warranties of Pubco.

Pubco represents and warrants to the Company and the Selling Shareholders as follows:

(a)          Organization, Standing and Corporate Power. Pubco is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease, and operate its properties and carry on its business as now being conducted. Pubco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Pubco. Shares of common stock of Pubco, par value $0.001 (“Pubco Common Stock”), are listed on the OTC Bulletin Board under the symbol “ADTM.”

(b)          Capital Structure of Pubco. As of the date of this Agreement, and before the reverse stock split, as reported by the Pubco SEC Documents, the authorized capital stock of Pubco consists of 300,000,000 shares of Pubco Common Stock, $0.001 par value, of which approximately 184,316,319 shares of Pubco Common Stock are issued and outstanding; 50,000,000 shares of preferred stock, par value $0.001 (“Pubco Preferred Stock”), of which no shares of Pubco Preferred Stock are issued and outstanding, and no shares of Pubco Common Stock or Pubco Preferred Stock are issuable upon the exercise of warrants, convertible notes, options, or otherwise except as set forth in the Pubco SEC Documents (as defined herein). Except as set forth above, no shares of capital stock or other equity securities of Pubco are issued, reserved for issuance, or outstanding. All stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)          Corporate Authority; Noncontravention. Pubco has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Pubco and the consummation by Pubco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pubco. This Agreement has been duly executed and when delivered by Pubco shall constitute a valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Pubco under, (i) its certificate of incorporation, bylaws, or other charter documents of Pubco (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license applicable to Pubco, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, or arbitration award applicable to Pubco, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Pubco or could not prevent, hinder, or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement.

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(d)          Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Pubco in connection with the execution and delivery of this Agreement by Pubco, or the consummation by Pubco of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the NRS, the Securities Act, or the Exchange Act.

(e)          Financial Statements. The financial statements of Pubco included in the reports, schedules, forms, statements, and other documents filed by Pubco with the Securities and Exchange Commission (“SEC”) (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Pubco SEC Documents”), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Pubco as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Pubco’s independent accountants). Except as set forth in the Pubco SEC Documents, at the date of the most recent audited financial statements of Pubco included in the Pubco SEC Documents, Pubco has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Pubco.

(f)          Absence of Certain Changes or Events. Since Pubco’s Form 10-K was filed with the SEC on April 14, 2014, there has been no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Pubco except for (i) the consummation of the Reverse Stock Split, and (ii) in the Ordinary Course of Business.

(g)          Litigation; Compliance with Laws.

(i)          Since Pubco’s Form 10-K filed with the SEC on April 14, 2014, there has been no suit, action, or proceeding or investigation pending or, to the knowledge of Pubco, threatened against or affecting Pubco or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco or prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against Pubco having, or which, insofar as reasonably could be foreseen by Pubco, in the future could have, any such effect.

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(ii)         The conduct of the business of Pubco complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, or arbitration awards applicable thereto.

(h)          Material Contract Defaults. Since Pubco’s Form 10-K was filed with the SEC on April 14, 2014, and except for any agreement with OneScreen, Pubco is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Pubco Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Pubco Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which Pubco is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring Pubco to indemnify any Person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Pubco in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Pubco or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement, or commitment.

(i)           Properties. Pubco has valid land use rights for all real property that is material to its business and good, clear, and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Pubco or acquired after the date thereof which are, individually or in the aggregate, material to Pubco’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options, and restrictions of any nature whatsoever. Any real property and facilities held under lease by Pubco are held under valid, subsisting, and enforceable leases of which Pubco is in compliance, except as could not, individually or in the aggregate, result in or reasonably be expected to result in a Material Adverse Effect.

(j)           Intellectual Property. Pubco owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses, and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Pubco’s licenses to use Software programs are current and have been paid for the appropriate number of users. To the knowledge of Pubco, none of Pubco’s Intellectual Property or Pubco License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Pubco or its successors. The term “Pubco License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound

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(k)          Board Determination. The Board of Directors of Pubco has unanimously determined that the terms of the Purchase are fair to and in the best interests of Pubco and its stockholders.

(l)           Undisclosed Liabilities. Pubco has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown, and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Pubco SEC Documents incurred in the Ordinary Course of Business.

(m)          Full Disclosure. All of the representations and warranties made by Pubco in this Agreement, and all statements set forth in the certificates delivered by Pubco at the Closing pursuant to this Agreement, are true, correct, and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Pubco pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Pubco and the Pubco Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

2.04        Representations and Warranties of Selling Shareholders.

The Selling Shareholders jointly and severally represent and warrant to Pubco as follows:

(a)          Ownership of the Shares. Selling Shareholders own all of the Shares, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

(b)          Power of Selling Shareholders to Execute Agreement. The Selling Shareholders have the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal binding obligation of the Selling Shareholders and is enforceable against the Selling Shareholders in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c)          Agreement Not in Breach of Other Instruments Affecting Selling Shareholders. The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provisions of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which the Selling Shareholders are a party or by which the Selling Shareholders are bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

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(d)          Accuracy of Statements. Neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by the Selling Shareholders to Pubco in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

(e)          Accredited Investor. Each of the Selling Shareholders severally represents and warrants to Pubco that:

(i)          The Selling Shareholder is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the Selling Shareholder is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in stock presenting an investment decision like that involved in the sale of the Shares and receipt of the Consideration Stock, including investments in securities issued by Pubco and investments in comparable companies, and has requested, received, reviewed and considered all information he, she, or it deemed relevant in making an informed decision with respect to the receipt of the Consideration Stock;

(ii)         The Selling Shareholder is acquiring the Consideration Stock for his, her, or its own account for investment only and with no present intention of distributing any of such Consideration Stock or any arrangement or understanding with any other Persons regarding the distribution of such Consideration Stock;

(iii)        The Selling Shareholder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any of the Consideration Stock except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;

(iv)        The Selling Shareholder has, in connection with his decision to sell the Shares to Pubco and receive the Consideration Stock in consideration thereof, relied only upon the Pubco SEC Documents and the representations and warranties of Pubco contained herein. The Selling Shareholder acknowledges that he has had access to all information regarding Pubco and its present and prospective business, assets, liabilities, and financial condition that the Selling Shareholder reasonably considers important in making the decision to acquire the Consideration Stock pursuant to this Agreement, and that all documents, records, and books pertaining to the investment in Pubco resulting from this Agreement and requested by the Selling Shareholder or Selling Shareholder’s representative, if any, have been made available or delivered to the Selling Shareholder, to the extent that Pubco possesses such information or can obtain such information without unreasonable efforts or expense.

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(v)         The Selling Shareholder understands and acknowledges that no federal or state agency has made any finding or determination regarding the fairness of this investment, or any recommendation or endorsement of the Consideration Stock;

(vi)        The Selling Shareholder understands that: (a) the Consideration Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; and (b) Pubco is under no obligation to register or qualify the Consideration Stock under the Securities Act or any other applicable securities laws, or to take any action to make any exemption from any such registration provisions available. Selling Shareholder understands that he, she, or it may not transfer any Consideration Stock unless the Consideration Stock is registered under the Securities Act or qualified under applicable state securities laws or unless with respect to the Consideration Stock, in the reasonable opinion of counsel to Pubco, exemptions from such registration and qualification requirements are available. Pubco may require an opinion to such effect from counsel to the Selling Shareholder reasonably satisfactory to Pubco. The Selling Shareholder has also been advised that exemptions from registration and qualification may not be available or may not permit the Selling Shareholder to transfer all or any of the Consideration Stock in the amounts or at the times proposed by the Selling Shareholder.

(vii)       The Selling Shareholder will not sell, assign, or transfer any of the Consideration Stock received by the Selling Shareholder in connection with this Agreement except (a) pursuant to an effective registration statement under the Securities Act, (b) in conformity with the volume and other limitations of Rule 144 promulgated under the Securities Act (“Rule 144”), or (c) in a transaction which, in the opinion of independent counsel to the Selling Shareholder delivered to Pubco and satisfactory to Pubco, is not required to be registered under the Securities Act. Pubco shall not have any obligation to effect a transfer of any Consideration Stock that is not in compliance with applicable federal and state securities laws.

(viii)      The Selling Shareholder understands and acknowledges that Pubco may place any legend contemplated by this Agreement, one or more of the legends below, or such other legends as it may reasonably deem appropriate, on each certificate or instrument representing Securities:

THE STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIESACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

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(ix)         The Selling Shareholder or Selling Shareholder’s representative, if any, has had an opportunity to discuss Pubco’s business, management, and financial affairs with Pubco’s management and to ask questions of and receive answers from Pubco, or a Person or Persons acting on behalf of Pubco, concerning the business of Pubco. The Selling Shareholder acknowledges that all such questions, if any, have been answered to the Selling Shareholder’s satisfaction. The Selling Shareholder has consulted such legal, tax, and investment advisors, as he, in his sole discretion, has deemed necessary or appropriate in connection with his receipt of the Consideration Stock.

(x)         All of the foregoing representations and warranties made by the Selling Shareholder are true, correct and complete as of the date hereof and will be true, correct, and complete as of the Closing Date.

Article III

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO PURCHASE

3.01        Conduct of the Company and Pubco.

From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Company and Pubco shall not, unless mutually agreed to in writing:

(a)          engage in any transaction, except in the normal and Ordinary Course of Business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

(b)          sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the Ordinary Course of Business, and consistent with past practice;

(c)          fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors, and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d)          except for matters related to complaints by former employees related to wages, suffer or permit any Material Adverse Change to occur with respect to the Company and Pubco or their business or assets; or

(e)          make any material change with respect to their business in accounting or bookkeeping methods, principles, or practices, except as required by GAAP.

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Article IV

ADDITIONAL AGREEMENTS

4.01        Access to Information; Confidentiality.

The Company shall, and shall cause its officers, employees, counsel, financial advisors, and other representatives to, afford to Pubco and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to the Company’s properties, books, contracts, commitments, personnel, and records and, during such period, the Company shall, and shall cause its officers, employees, and representatives to, furnish promptly to Pubco all information concerning its business, properties, financial condition, operations, and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, during the period prior to the Effective Time, Pubco shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel, and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, and, during such period, Pubco shall, and shall cause its officers, employees, and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement, and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations, and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Pubco will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors, and other representatives and affiliates to hold, any nonpublic information in confidence. Except as required by law, each of the Company and Pubco will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors, and other representatives and affiliates to hold, any nonpublic information in confidence.

4.02        Best Efforts.

Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Purchase and the other transactions contemplated by this Agreement. Pubco and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Purchase.

4.03        Reporting Status.

For a period of at least five years, Pubco shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

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4.04        Legal Opinions.

Pubco will, at its own expense, provide any and all legal opinions required for the removal of the restrictive legends from any stock certificates of the Selling Shareholders or their assignees and transferees under Rule 144 and will process any request for removal of the restrictive legend within five business days. For every 7-day period that Pubco is late in providing a requested opinion, Pubco will pay to the shareholder liquidated damages in the form of cash equal to 1% per day of the value of the securities whose legends were requested to be removed, based on the closing trading price on each seventh day after the request for removal of the restrictive legend.

4.05        Public Announcements.

Pubco, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

4.06        Expenses.

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the respective incurring parties.

4.07        No Solicitation.

Except as previously agreed to in writing by the other party, neither the Company, Selling Shareholders nor Pubco shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage, or take any action to facilitate the submission of inquiries, proposals or offers from any Person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization, or similar transaction involving the Company or Pubco, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent, or delay the Purchase or which would or could be expected to dilute the benefits to either the Company or Pubco of the transactions contemplated hereby. The Company, Selling Shareholders, or Pubco will immediately cease and cause to be terminated any existing activities, discussions, and negotiations with any parties conducted heretofore with respect to any of the foregoing.

4.08        Post-Closing Delivery of the Consideration Stock Certificates.

Within seven business days of the Closing Date, Pubco shall have taken all action necessary to have the Consideration Stock Certificates delivered to the Selling Shareholders.

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4.09        Assignment of Company Employees to Pubco.

Pubco, OneScreen, and the Company have entered into an agreement whereby the employees of OneScreen listed on Schedule 4.08, attached hereto (the “Employees”), were assigned to Pubco as of May 1, 2014. Pubco, OneScreen, and the Company acknowledge and agree that the Employees shall provide services to OneScreen and the Company until December 1, 2014 (the “Employee Service Period”). OneScreen shall maintain the health benefit plans for the Employees and shall be responsible for the payment of health premiums to OneScreen’s current health insurance providers during the Employee Service Period. OneScreen shall pay to Pubco an amount equal to the aggregate amount of the current salaries of the Employees for the first month of the Employee Service Period. At the end of the Employee Service Period, OneScreen’s obligations will cease, and the Employees will continue as full-time, at-will employees of Pubco, in Pubco’s discretion.

Article V

CONDITIONS

5.01        Conditions to Each Party’s Obligation to Effect the Purchase.

The obligation of each party to effect the Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)          No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Purchase shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted, or deemed applicable to the Purchase that makes consummation of the Purchase illegal.

(b)          Governmental Approvals. All authorizations, consents, orders, declarations, or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a Material Adverse Effect on Pubco or the Company shall have been obtained, made, or occurred.

(c)          No Litigation. There shall not be pending or threatened any suit, action, or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Pubco or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or Pubco.

5.02        Conditions Precedent to Obligations of Pubco.

The obligation of Pubco to effect the Purchase and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)          Representations, Warranties and Covenants. The representations and warranties of the Company and the Selling Shareholders in this Agreement shall be true and correct in all material respects both when made and on and as of the Closing Date, and (ii) the Company and the Selling Shareholders shall each have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

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(b)          Consents. Pubco shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)          Officer’s Certificate of the Company. Pubco shall have received a certificate executed on behalf of the Company by an executive officer of the Company confirming that the conditions set forth in Sections 5.02(a) and 5.02(d) have been satisfied.

(d)          No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets), and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

(e)          Delivery of the Pubco Share Certificates. Each of the Selling Shareholders shall have delivered the Pubco Share Certificates to Pubco on the Closing Date.

(f)          Secretary’s Certificate of the Company. Pubco shall have received a certificate, dated as of the Closing Date, from the Secretary of the Company, certifying (i) as to the incumbency and signatures of the officers of the Company, who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of the Company and all amendments thereto, (B) the bylaws of the Company and all amendments thereto, and (C) resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance of this Agreement by the Company.

(g)          Due Diligence Investigation. Pubco shall be reasonably satisfied with the results of its due diligence investigation of the Company and Selling Shareholders in its sole and absolute discretion.

5.03        Conditions Precedent to Obligation of the Company.

The obligation of the Company to effect the Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)          Representations, Warranties and Covenants. The representations and warranties of Pubco in this Agreement shall be true and correct in all material respects both when made and on and as of the Closing Date, and (ii) Pubco shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)          Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

23

(c)          Officer’s Certificate of Pubco. The Company shall have received a certificate executed on behalf of Pubco by an executive officer of Pubco, confirming that the conditions set forth in Sections 5.03(a) and 5.03(c) have been satisfied.

(d)          No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets), and properties of Pubco that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Pubco.

(e)          Board Resolutions. The Company shall have received resolutions duly adopted by Pubco’s Board of Directors approving the execution, delivery, and performance of the Agreement and the transactions contemplated by the Agreement.

(f)           Due Diligence Investigation. The Company shall be reasonably satisfied with the results of its due diligence investigation of Pubco in its sole and absolute discretion.

5.04        Conditions Subsequent to Obligations of Pubco.

(a)          Lock-Up Period. The Selling Shareholders shall not sell, convey, assign, or transfer their respective shares of Consideration Stock for a period of twelve (12) months subsequent to the Closing Date (the “Lock-Up Period”), subject to the Lock-Up and Leak-Out Agreement, a form of which is attached hereto as Exhibit B, and entered into by each of the Selling Shareholders concurrently herewith (the “Lock-Up Agreement”). However, only 80% of each Selling Shareholder’s shares of Consideration Stock shall be subject to the Lock-Up Period.

(b)          Leak-Out Period. During the twelve (12) month period following the Lock-Up Period (“the Leak-Out Period”), the Selling Shareholders shall only sell, convey, assign, or transfer their respective shares of Consideration Stock pursuant to and in full compliance with the subparagraph (c)(1)(i) of Rule 144 regarding “current public information” and a limit on the sales volume during each three (3) month period thereafter up to ten percent (10%) of the total number of shares held by each respective Selling Shareholder, subject to the Lock-Up Agreement. However, only 80% of each Selling Shareholder’s shares of Consideration Stock shall be subject to the Leak-Out Period.

5.05        Conditions Subsequent to Obligations of Company.

(a)          Required SEC Report(s). Pubco shall file all reports required to be filed with the SEC pursuant to Pubco’s reporting obligations, including, but not limited to a Current Report on Form 8-K, within the time required for such filings, containing information about the Purchase and any required financial statements of Pubco and the Company. Pubco shall afford the Company at least two business days to review and revise any such disclosures prior to filing the reports with the SEC.

24

(b)          Piggyback Registration Rights. Selling Shareholders shall be entitled to unlimited piggyback registration rights on all of Pubco’s registrations under the Securities Act other than registrations relating to employee benefit plans on Form S-8 and corporate reorganizations on Form S-4, subject however, to the right of any underwriters of such registration to reduce the number of shares proposed to be registered in view of market conditions, but such reduction shall not exceed 30% of the aggregate number of shares then held by the Selling Shareholders.

Article VI

TERMINATION, AMENDMENT AND WAIVER

6.01        Termination.

This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Purchase:

(a)          by mutual written consent of Pubco and the Company;

(b)          by either Pubco or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining, or otherwise prohibiting the Purchase and such order, decree, ruling, or other action shall have become final and nonappealable;

(c)          by either Pubco or the Company if the Purchase shall not have been consummated on or before August 15, 2014 unless extended by both parties (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

(d)          by Pubco, if a Material Adverse Change shall have occurred relative to the Company (and not curable within 30 days);

(e)          by the Company if a Material Adverse Change shall have occurred relative to Pubco (and not curable within 30 days);

(f)           by Pubco, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)          by the Company, if Pubco willfully fails to perform in any material respect any of its obligations under this Agreement.

6.02        Effect of Termination.

In the event of termination of this Agreement by either the Company or Pubco as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Pubco or the Company, other than the provisions of the last sentence of Section 4.01 and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement.

25

6.03        Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

6.04        Extension; Waiver.

Subject to Section 6.01(c), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

6.05        Return of Documents.

In the event of termination of this Agreement for any reason, Pubco and the Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Pubco and the Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

Article VII

INDEMNIFICATION AND RELATED MATTERS

7.01        Survival of Representations and Warranties.

The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until 24 months after the Effective Time (except for with respect to Taxes which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

7.02        Indemnification.

(a)          Pubco shall indemnify and hold the Selling Shareholders and the Company harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which Pubco may become subject resulting from or arising out of any breach of a representation, warranty, or covenant made by Pubco as set forth herein.

(b)          The Company and Selling Shareholders shall jointly and severally indemnify and hold Pubco and Pubco’s officers and directors (“Pubco’s Representatives”) harmless for, from and against any and all Losses to which Pubco or Pubco’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty, or covenant made by the Company or Selling Shareholders as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing; or (B) the operations of the Company prior to the Closing.

26

7.03        Notice of Indemnification.

Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within 30 days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise, or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

27

Article VIII

GENERAL PROVISIONS

8.01        Notices.

Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent, or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to Pubco:	Adaptive Medias, Inc. 16795 Von Karman Ave, Suite 240 Irvine, California 92606 Attention: Qayed Shareef, CEO Facsimile: (310) 208-1154, Attn: Alan A. Lanis, Jr., Esq.

with a copy to:	Richardson Patel LLP Attention: Alan A. Lanis, Jr., Esq. 1100 Glendon Avenue, Suite 850 Los Angeles, California 90024 Facsimile: (310) 208-1154

If to OneScreen:	OneScreen, Inc. 520 Broadway, Suite 350 Santa Monica, California 90401 Attention: Norman Brodeur Facsimile: (949) 525-9779

with a copy to:	Oswald & Yap, APC Attention: Lynne Bolduc, Esq. 16148 Sand Canyon Avenue Irvine, California 92618 Facsimile: (949) 788-8980

28

If to the Company:	Media Graph, Inc. 520 Broadway, Suite 350 Santa Monica, California 90401 Attention: Norman Brodeur Facsimile: (949) 525-9779

with a copy to:	Oswald & Yap, APC Attention: Lynne Bolduc, Esq. 16148 Sand Canyon Avenue Irvine, California 92618 Facsimile: (949) 788-8980

All Notices to the Selling Shareholders shall be sent “care of” the Company.

8.02        Interpretation.

When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Each of OneScreen, the Company, Pubco, and Selling Shareholders hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections of this Agreement and Disclosure Schedules hereto. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

8.03        Entire Agreement; No Third-Party Beneficiaries.

This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

8.04        Governing Law; Jurisdiction.

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. The parties agree that the state and federal courts in the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

8.05        Assignment.

Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

29

8.06        Enforcement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

8.07        Severability.

Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

8.08        Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

8.09        Attorneys’ Fees.

In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

30

8.10        Currency.

All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

[Signature page follows.]

31

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

Pubco:

Adaptive Medias, Inc.

By:	/s/ Qayed Shareef
Qayed Shareef
Chief Executive Officer

OneScreen:

OneScreen, Inc.

By:	/s/ Norman Brodeur
Norman Brodeur
Chief Executive Officer

Company:

Media Graph, Inc.

By:	/s/ Norman Brodeur
Norman Brodeur
Chief Executive Officer

32

EXHIBIT A

SELLING SHAREHOLDERS

A-1

SELLING SHAREHOLDERS

Shareholder	SHARES HELD IN MEDIAGRAPH	SHARES OF ADTM TO BE ISSUED

OneScreen, Inc.	2,000,000	1,000,000

OneScreen Partners, Inc.	2,457,000	1,228,500

OneScreen Partners B, Inc.	2,435,000	1,217,500

VSIP, Inc.	814,000	407,000

Vidshadow Partners, Inc.	806,000	403,000

Jim Batmasian	346,000	173,000

Florence Praver	184,000	92,000

Emile Bedriomo	117,000	58,500

Roy Praver	117,000	58,500

Tim Reid	58,000	29,000

Templeton Living Trust DTD 4/22/99	58,000	29,000

VSP Partners, Inc.	54,000	27,000

Bryan Myers	49,000	24,500

Andre Wadsworth	49,000	24,500

Cliff Reid	46,000	23,000

A-2

Scott Fink	46,000	23,000

Justin Smith	29,000	14,500

Eric Brody	23,000	11,500

Gregg D. Templeton	276,000	138,000

Cede & Co	8,000	4,000

The Duncan Family Trust	8,000	4,000

California State Controllers Office	4,000	2,000

Richardson & Patel, LLP	4,000	2,000

Alden Brown	4,000	2,000

William Luckman	3,000	1,500

Jay Valinsky	1,000	500

Ian Groucher	1,000	500

David Underwood	1,000	500

Wallstreet Direct, Inc.	1,000	500

Logan Pierson	1,000	500

TOTAL	10,000,000	5,000,000

A-3

EXHIBIT B

LOCK-UP AND LEAK-OUT AGREEMENT

B-1

LOCK-UP AND LEAK-OUT AGREEMENT

THIS LOCK-UP AND LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of June 30, 2014, between Adaptive Medias, Inc., a Nevada corporation (the “Company”), and certain shareholders of the Company as set forth on Exhibit A attached hereto (collectively, the “Shareholders”). For all purposes of this Agreement, “Shareholders” includes any affiliate, controlling person of any Shareholder, agent, representative, or other person with whom any Shareholder is acting in concert.

WHEREAS, the Company and the Shareholders have agreed to enter into this Agreement to restrict the public sale, assignment, transfer, conveyance, hypothecation, or alienation of eighty percent (80%) of the total common stock acquired by the Shareholders pursuant to that certain Stock Purchase Agreement of even date herewith, by and among the Company, OneScreen, Inc., a Delaware corporation, Media Graph, Inc., a Nevada corporation, and the Shareholders (the “Stock Purchase Agreement”) representing three million four hundred four thousand eight hundred (3,404,800) shares of the Company’s common stock (the “Lock-Up Shares”), all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Except as otherwise expressly provided herein, the Shareholders agree that they will not sell, assign, pledge, hypothecate, encumber, or transfer any of the Lock-Up Shares or any interest therein, for a period of twelve (12) months subsequent to the Closing Date, as defined in the Stock Purchase Agreement (“Lock-Up Period”), provided that the Shareholders may transfer Lock-Up Shares (i) by gift, will, intestacy or other estate planning purposes provided that the transferee executes an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Agreement; or (ii) pursuant to the settlement of any claim or dispute between the Company and the Shareholders. The Shareholders shall immediately deliver certificates representing all of the Lock-Up Shares to V Stock Transfer, LLC (the “Transfer Agent”) and the Transfer Agent shall hold the Lock-Up Shares, subject to the monthly release schedule set forth below, during the Lock-Up Period. The Company and the Shareholder agree to execute any documents reasonably required by the Transfer Agent in connection with this Agreement.

(a)          Immediately subsequent to the Lock-Up Period, and on the first day of every third month thereafter, the Transfer Agent shall deliver back to the Shareholders ten percent (10%) of the total number of shares held by each respective Shareholder until all Lock-Up Shares have been delivered to the Shareholders (the “Leak-Out Shares”). The Leak-Out Shares, once released by the Transfer Agent in compliance with this Agreement, shall not be subject to any restrictions imposed by this Agreement.

(b)         The Leak-Out Shares shall be delivered to the Shareholders in such manner as each respective Shareholder and the Transfer Agent may mutually determine, whether in paper certificate, DWAC (Deposit/Withdrawal at Custodian), DRS (Direct Registration System) or other acceptable form of delivery, subject to compliance with all applicable securities laws and regulations.

(c)         The Shareholders agree that they will not engage in any short selling (as defined under Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) of the Lock-Up Shares or the Leak-Out Shares during the Lock-Up Period.

B-2

2.            Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the common stock or if such waiver would otherwise be in the best interests of the development of the trading market for the common stock. At the time of any such waiver, the Shareholders’ common stock can be publicly sold in accordance with the Securities Act of 1933, as amended, or Rule 144 promulgated thereunder by the Securities and Exchange Commission or otherwise.

3.            The Shareholders agree to the imprinting of a legend on the certificates evidencing the Lock-Up Shares in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT (IF REQUESTED BY THE COMPANY), THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THESE SHARES ARE SUBJECT TO THE TERMS AND RESRICTIONS CONTAINED IN THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT DATED JUNE 26, 2014.

4.          In the event of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(l) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company or (b) the merger or consolidation by the Company into or with any other person, or the merger or consolidation by any other person into or with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the sale or transfer by the Company of all or substantially all of its assets to another person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, then this Agreement shall terminate as of the closing of such event and the common stock restricted pursuant hereto shall be released from such restrictions.

5.          Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the common stock, including the right to vote the common stock for any and all purposes and the right to receive dividends and distributions thereon.

B-3

6.            The number of Lock-Up Shares and Leak-Out Shares shall be appropriately adjusted should the Company make a stock dividend, undergo a forward split or a reverse split of its outstanding shares of common stock, or otherwise reclassify its shares of common stock; provided, however; that no such adjustment shall take place in connection with the Reverse Stock Split contemplated by Section 1.02 of the Stock Purchase Agreement.

7.            This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.            All notices and communications provided for herein shall be in writing and shall be deemed to be given or made on the date of delivery, if delivered in person, by an internationally recognized overnight delivery service, or by facsimile, to the party entitled to receive the same, if to the Shareholders at the addresses or facsimile numbers set forth on Exhibit A, and if to the Company at the address or facsimile number set forth below, or at such other address or facsimile number as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection.

Adaptive Medias, Inc.

16795 Von Karman Ave, Suite 240

Irvine, California 92606

Attention: Qayed Shareef, CEO

Facsimile: (310) 208-1154

9.            The resale restrictions on the Lock-Up Shares shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.          If the Company or the Shareholders fail to fully adhere to the terms and conditions of this Agreement, then such party shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Shareholders agree that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholders, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholders to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholders to perform their obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or the non-defaulting Shareholders may suffer as a result of any breach or continuation thereof.

11.          This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

12.          This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholders agree that any action based upon this Agreement may be brought in the United States and state courts of California only, and each submits himself/itself to the jurisdiction of such courts for all purposes hereunder.

B-4

13.          In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

[Signature Page Follows]

B-5

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

SHAREHOLDERS:

OneScreen Partners, Inc.		VSIP, Inc.

By	/s/ Norman Brodeur	By	/s/ Norman Brodeur
Name: Norman Brodeur		Name: Norman Brodeur
Its: President		Its: President

OneScreen Partners B, Inc.		Vidshadow Partners, Inc.

By	/s/ Norman Brodeur	By	/s/ Norman Brodeur
Name: Norman Brodeur		Name: Norman Brodeur
Its: President		Its: President

OneScreen, Inc.

By	/s/ Norman Brodeur
Name: Norman Brodeur
Its: President

ADAPTIVE MEDIAS, Inc.:

By	/s/ Qayed Shareef
Qayed Shareef, Chief Executive Officer

B-6

EXHIBIT A

SHAREHOLDERS

Name	Address
OneScreen, Inc.	520 BROADWAY, SUITE 350 SANTA MONICA, CA 90401
OneScreen Partners, Inc.	1560 SAWGRASS CORPORATE PARKWAY, 4TH FLOOR PLANTATION, FL 33323
OneScreen Partners B, Inc.	1580 SAWGRASS CORPORATE PARKWAY, STE 130 SUNRISE, FL 33323
VSIP, Inc.	1560 SAWGRASS CORPORATE PARKWAY, 4TH FLOOR SUNRISE, FL 33323
Vidshadow Partners, Inc.	C/O OPPENHEIMER & CO. INC. 125 BROAD ST, 15TH FLOOR NEW YORK, NY 10004

B-7

SCHEDULE 2.01

Furniture, Fixtures, and Equipment

Asset Group	Description
Furniture & Fixtures	Tables suite 240
Furniture & Fixtures	IKEA - Tables
Furniture & Fixtures	IKEA - Tables
Furniture & Fixtures	IKEA - Tables
Furniture & Fixtures	Office Max - Chairs
Furniture & Fixtures	IKEA - Tables
Furniture & Fixtures	Chair
Furniture & Fixtures	Connexus
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	Best Buy
Furniture & Fixtures	The Container Store
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Furniture & Fixtures	IKEA
Office and computer equipment	Fax Machine
Office and computer equipment	Printer
Office and computer equipment	Printer
Office and computer equipment	Printer
Office and computer equipment	MacBook White 13.3
Office and computer equipment	Dell Precision 390
Office and computer equipment	Samsung 20''
Office and computer equipment	HP
Office and computer equipment	HP
Office and computer equipment	HPs3020n PC
Office and computer equipment	Hewlett-Packard M8120N
Office and computer equipment	Lenovo Laptop
Office and computer equipment	Fax Machine
Office and computer equipment	Dell Desktops
Office and computer equipment	Dell Desktops
Office and computer equipment	Dell Desktops
Office and computer equipment	Dell Monitor
Office and computer equipment	Dell Monitor

Schedule 2.01

Office and computer equipment	Router
Office and computer equipment	LinkStation
Office and computer equipment	Dell Laptop
Office and computer equipment	Dell Laptop
Office and computer equipment	Dell Laptop
Office and computer equipment	Dell Laptop
Office and computer equipment	Dell Desktops
Office and computer equipment	Mac Ibook
Office and computer equipment	Mac Desktop
Office and computer equipment	Dell
Office and computer equipment	Samsung iBG 1000
Office and computer equipment	Mac Ibook Air
Office and computer equipment	Vostro 220 Mini-Tower
Office and computer equipment	Vostro 220 Mini-Tower
Office and computer equipment	Vostro 220 Mini-Tower
Office and computer equipment	Vostro 220 Mini-Tower
Office and computer equipment	Vostro A860
Office and computer equipment	Vostro A860
Office and computer equipment	DELL P2210, 22 inch
Office and computer equipment	DELL P2210, 22 inch
Office and computer equipment	DELL P2210, 22 inch
Office and computer equipment	DELL P2210, 22 inch
Office and computer equipment	DELL P2210, 22 inch
Office and computer equipment	Dell P2210 22 inch
Office and computer equipment	Dell P2210 22 inch
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	VIZIO TV
Office and computer equipment	Dell
Office and computer equipment	Lenovo Laptop
Office and computer equipment	Dell Computers
Office and computer equipment	Dell
Office and computer equipment	Lenovo
Office and computer equipment	Dell
Office and computer equipment	iPad
Office and computer equipment	Galaxy 2
Office and computer equipment	Imac
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell

Schedule 2.01

Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Hard Drives
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Security System
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Hacom
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Best Buy
Office and computer equipment	Best Buy
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Amazon
Office and computer equipment	Dell
Office and computer equipment	Amazon
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Office and computer equipment	Dell
Software License	Microsoft Office
Software License	Adobe
Software License	Hewlett - Packard

Schedule 2.01

Patents

Pubco Reference No.	Description	Filing Date
1114.0002	Apparatus, Method, and Computer Program for Processing, Selecting, and Manipulation of Content	2/7/2012
1114.0004	Process for Automatically Updating Weblinks	11/17/2012
1114.0005	Standardized API Controller Applications	10/12/2012
1114.0007	Order Matching and Facilitation Process	8/10/2013
1114.0006	Apparatus and Method for capturing and storing ads viewed by a visitor of a webpage

Trademarks

Pubco Reference No.	Mark	International Classification Nos.	Filing Date
1114.0008	Media Graph	35	10/4/2012
1114.0009	Media Graph	38	10/4/2012
1114.001	Media Graph	42	10/4/2012

Agreements

Type	Name
Advertiser	NGL Media
Advertiser	Optimatic
Advertiser	The Video Network
Advertiser/Content	Dow Jones-C
App/Content	Popsugar
Content	AlleyWatch
Content	Auto Moto TV
Content	Barchart
Content	Buzz60
Content	Cooking for Bachelors
Content	DiagonalView
Content	Dramatic Health
Content	Everwell
Content	Everyday Family, Inc.
Content	FanLala
Content	Fora.tv
Content	Geek Suite, Inc.
Content	Howcast

Schedule 2.01

Content	NYFP
Content	Ollinger Partners
Content	Southbound
Content	SplashNews
Content	Strive Media
Content	The Young Turks
Content	TheUnlockr.com
Content	Travel With Kids
Content	wochit
Content/Publisher	BabyGizmo-V
Content/Publisher	Townsquare Media
Content/Publisher	Univision
Expense	Blue Shield Health Care
Expense	Ring Central
Expense	Sonitrol
Infrastructure	Amazon Web Services
Infrastructure	EdgeCast Networks Inc.
Infrastructure	Zencoder
Publisher	Ad Karma
Publisher	Altitude Digital Partners
Publisher	Batanga
Publisher	Bonnier
Publisher	CineSport
Publisher	CPX Interactive
Publisher	Cultomedia Corp.
Publisher	Digital Throttle-C
Publisher	E-PersonalFinance.com, Inc
Publisher	Gander.tv
Publisher	GoGoMix.com-C
Publisher	Hutch Media
Publisher	Internet Brands Inc
Publisher	Irrawaddy Media Co Ltd
Publisher	justdivorced.com
Publisher	Killer Aces Media
Publisher	Science Inc.
Publisher	Seed Corn Advertising
Publisher	Spartz
Publisher	Tango Publishing
Publisher	The Lifestyle Press
Publisher	TL MEDIA CONSULTING SRL
Publisher	VR Media Pte
Publisher	Women's Forum

Schedule 2.01

Publisher/Content	Comic Book and Movie Reviews
Publisher/Content	Entertainment Focus
Publisher/Content	Entrepreneur Resources
Publisher/Content	Healthguru-V
Publisher/Content	Kiplinger
Publisher/Content	Liquor.com
Publisher/Content	Local
Publisher/Content	MacRumors.com
Publisher/Content	Magnaleap Enterprises
Publisher/Content	Minyanville Media, Inc.
Publisher/Content	Nikita Group Media
Publisher/Content	PARADE
Publisher/Content	Sway's Universe

Schedule 2.01

SCHEDULE 2.02

COMPANY DISCLOSURE SCHEDULE

Section 2.02(m) Intellectual Property

(1)         Media Graph Platform.  The Media Graph Platform shall mean any and all intellectual property related to the technology platform owned and operated by OneScreen that allows OneScreen’s clients to manage their online video assets, including any patents, copyrights, trademarks, and service marks. For avoidance of confusion, the Media Graph Platform is the entirety of the platform software, and all iterations thereof, developed and owned by OneScreen, and referred to internally as the Platform, Dashboard, Console, or Giant Horse.

(2)         Video Player.  The Video Player shall mean any and all intellectual property related to all iterations of the video player software owned and operated by OneScreen that allows OneScreen’s clients to embed a video player into a website that can play advertisements and video content. For avoidance of confusion, the Video Player is the entirety of the video player software, and all iterations thereof, developed and owned by OneScreen, currently known internally as Video Player 2.0.

Schedule 2.02

SCHEDULE 4.08

1.          Brett Kadowaki

2.          Daniel Dunckel

3.          Eddie Lehecka

4.          Edward Suh

5.          Ernesto Arroyo

6.          Francesco Tognoli

7.          James Wright

8.          Jason Foreman

9.          Jeffery Yun

10.         Jeremy Panlasigui

11.         Jonthan Sulistio

12.         Joon Heo

13.         Joshua Jun

14.         Joy De Guzman

15.         Justin Middleton

16.         Kevin McCully

17.         Kiyo Wilbur

18.         Laurent Jacquot

19.         Marjan Majdi

20.         Michelle Rivera

21.         Paul Stein

22.         Robert Rea

23.         Scott Samuels

24.         Vincent Du

25.         Yi-Chien Vincent Ho

Schedule 4.08